UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 31, 2020

Virginia Electric and Power Company

(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	000-55337 (Commission File Number)	54-0418825 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02     Results of Operations and Financial Condition

At March 31, 2020, based on economic factors and other factors, including but not limited to market power prices and the Virginia Clean Economy Act passed by the Virginia General Assembly in March 2020 and awaiting the Governor’s signature, Virginia Electric and Power Company (Virginia Power) anticipates recording an abandonment charge under generally accepted accounting principles in the first quarter of 2020 as a result of the probable early retirement of certain Virginia Power coal- and oil-fired generating units. While management is still determining the abandonment charge, such non-cash charge is expected to be between $500 million and $650 million after-tax.

Item 8.01     Other Events.

The information furnished under Item 2.02 above is hereby incorporated into this Item 8.01 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA ELECTRIC AND POWER COMPANY
Registrant

/s/ James R. Chapman
Name: James R. Chapman
Title: Executive Vice President, Chief Financial Officer and Treasurer

Date:  April 3, 2020